Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION (TOGETHER, THE “SECURITIES LAWS”) AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ENCUMBERED IN THE ABSENCE OF COMPLIANCE WITH SUCH SECURITIES LAWS AND UNTIL THE COMPANY SHALL HAVE RECEIVED FROM COUNSEL ACCEPTABLE TO IT A WRITTEN OPINION REASONABLY SATISFACTORY TO IT THAT THE PROPOSED DISPOSITION WILL NOT VIOLATE ANY APPLICABLE SECURITIES LAWS.

___________ ___, 2013

PROMISSORY NOTE

FOR VALUE RECEIVED, on or before the Maturity Date (as hereinafter defined), the undersigned CAR CHARGING GROUP, INC., a Nevada corporation with a mailing address of 1691 Michigan Avenue, Suite 601, Miami Beach, FL 33139  (hereinafter referred to as the “Borrower”), promises to pay to the order _________________________,  its successors and/or assigns (hereinafter referred to as “Holder”), at such place as Holder may designate, the principal sum set forth under this Promissory Note (the “Note”) under the following terms and conditions.

1.             Loan Amount and Interest Calculation.

a.           Loan.  Borrower hereby promises to pay to the order of Holder, the principal sum of ________________ ($_____) (the “Loan”).

b.           No Interest.  The principal indebtedness evidenced by this Note and outstanding from time to time shall not bear interest unless there is an Event of Default (as defined below).

2.             Repayment Terms.

a.           Periodic Payments.  This is an unsecured Note with repayment in the form of regular installment payments commencing on the three (3) month anniversary of the date of this Note, and on each subsequent three (3) month anniversary until the Maturity Date, equal to Twenty-Five Thousand dollars ($25,000).

b.           Maturity Date.  The outstanding principal balance of this Note, together with all accrued and unpaid interest thereon (if any), shall mature and be due and payable to Holder on January 3, 2014 (the “Maturity Date”).  On the Maturity Date, all unpaid principal, accrued interest and any and all other sums due hereunder shall be paid in full.

3.             Payments.

a.           All payments under this Note shall be made to Holder or its order, in lawful money of the United States of America and in immediately available funds and delivered to Holder by check or wire transfer to an account designated by written instructions delivered by Holder to Borrower. If a payment under this Note otherwise would become due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next day which is not a Saturday, Sunday or legal holiday, and interest shall be payable thereon during such extension.

b.           Notwithstanding any provision in this Note, the total liability for payments of interest and payments in the nature of interest, including all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the State of New York or the applicable laws of the United States of America, whichever shall be higher (the “Maximum Rate”).

c.           In the event the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, which for any month or other interest payment period exceeds the Maximum Rate, all sums in excess of those lawfully collectible as interest for the period in question (and without further agreement or notice by, among or to the Holder the undersigned) shall be applied to the reduction of the principal balance, with the same force and effect as though the undersigned had specifically designated such excess sums to be so applied to the reduction of the principal balance and the Holder had agreed to accept such sums as a premium-free prepayment of principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the undersigned, to waive, reduce or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the principal balance.  The undersigned does not intend or expect to pay nor does the Holder intend or expect to charge, accept or collect any interest under this Note greater than the Maximum Rate.

4.             Application of Payment and Pre-Payment

a.           This Note may be prepaid in whole or in part at any time without penalty.

b.           Holder may apply any and all amounts received by it for application to the Loan evidenced hereby in such order and manner as the Holder in its discretion may determine. The undersigned understands and agrees that if for any reason the undersigned fails to pay any amount due under this Note on or before the date when due, the Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages.  Therefore, the undersigned agrees that any late charges described herein is a reasonable estimate of such damages and shall be payable not as a penalty or interest but as agreed and liquidated damages.

5.             Default, Penalties and Interest;  Event of Default.  Each of the following events will constitute an “Event of Default” under this Note:

a.           Borrower fails to make any payment, or perform any obligation, under this Note within ten (10) business days of the due date, which failure is not cured within thirty (30) days of the date that written notice of such failure is given by Holder to Borrower; or

b.           Borrower fails to pay the entire remaining unpaid principal balance of this Note, together with any and all accrued and unpaid interest and costs on or before the Maturity Date; or

c.           Borrower institutes a proceeding seeking relief as a debtor under the United States Bankruptcy Code or any state insolvency law; or

d.           An order is entered in a proceeding under the United States Bankruptcy Code or any state insolvency law declaring Borrower to be insolvent, or appointing a receiver or similar official for substantially all Borrower’s properties, and either (i) Borrower consents to the entry of that order, or (ii) that order is not dismissed within 90 days.

e.           At any time that an Event of Default has occurred and is continuing for a period of ten (10) Business Days from the date of such Event of Default, (i) Holder may declare the entire remaining principal Loan balance immediately due and payable and (ii) Borrower shall be required to pay interest on the accelerated principal Loan balance at the Default Interest Rate of eight percent (8%) per annum.

6.             No Waiver of Rights by Holder.  Borrower recognizes that in case of an Event of Default, no extension, postponement, forbearance, delay or failure on the part of the Holder of this Note in the exercise of any power, right or remedy hereunder or any other applicable loan document or at law or in equity shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power, right or remedy.  All rights, powers and remedies of the Holder shall be cumulative and may be exercised simultaneously or from time to time in such order and manner as the Holder in its sole discretion may elect.

7.             Costs, Indemnities And Expenses.

a.           Borrower shall pay any and all costs, fees and expenses (including attorneys’ fees) incurred by Holder in connection with the exercise or enforcement of any of its rights, powers or remedies pursuant hereto, or to otherwise obtain judicial relief in connection with the transactions which are the subject of this Note, whether or not litigation has been commenced.  Such entitlement or attorneys’ fees shall not merge with the entry of a Final Judgment and shall continue post-judgment unless and/or until any and all indebtedness due Holder is fully satisfied.

b.           Borrower expressly agrees that Holder shall not be required first to institute any suit or to exhaust its remedies against the undersigned or any other person or party to become liable hereunder or against any collateral or security for the loan evidenced hereby, in order to enforce this Note; and expressly agrees that, notwithstanding the occurrence of any of the foregoing, the undersigned shall be and remain, directly and primarily liable for all sums due under this Note.

9.             Governing Law.  This Note shall be governed by, and construed and enforced in accordance with the laws of the State of New York.

10.           Invalidity.  If any term, clause or provision of this Note shall be determined by any court to be illegal, invalid or unenforceable, the illegality, invalidity or unenforceability of such term, clause or provision shall not affect the legality, validity or enforceability of the remainder thereof or of any other term, clause or provision hereof, and this Note shall be construed and enforced as if such illegal, invalid or unenforceable term, clause or provision had not been contained herein, and all covenants, obligations and agreements shall be enforceable to the full extent permitted by law.

11.           Interpretation.  If this Note is signed by more than one person, then the term “Borrower” as used in this Note shall refer to all such persons jointly and severally, and all promises, agreements, covenants, waivers, consents, representations, warranties and other provisions in this Note are made by and shall be binding upon each and every undersigned person, jointly and severally.  Whenever used in this Note, words in the singular include the plural, words in the plural include the singular, and pronouns of any gender include the other genders, all as may be appropriate.  Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation.

12.            Arbitration. All claims and disputes arising under or relating to this Note are to be settled by binding arbitration in the State of Florida, or another location mutually agreeable to the parties. The arbitration shall be conducted on a confidential basis pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Any decision or award as a result of any such arbitration proceeding shall be in writing and shall provide an explanation for all conclusions of law and fact and shall include the assessment of costs, expenses, and reasonable attorneys' fees. Any such arbitration shall be conducted by an arbitrator experienced in commercial law, and shall include a written record of the arbitration hearing. The parties reserve the right to object to any individual who shall be employed by or affiliated with a competing organization or entity. An award of arbitration may be confirmed in a court of competent jurisdiction.

Borrower has executed this Note without condition that anyone else should sign the same or become bound thereunder, and without any other condition whatsoever.  The failure of any witness to sign as witness or the failure of this Note to be notarized shall not affect the validity of this Note.

[SIGNATURE PAGE TO FOLLOW]

[SIGNATURE PAGE FOR PROMISSORY NOTE]

BORROWER:
CAR CHARGING GROUP, INC., a Nevada corporation By: Michael D. Farkas, Chief Executive Officer

ACKNOWLEDGED BY HOLDER: By:_________________________